Exhibit 99.1

FOR IMMEDIATE RELEASE:

China Sun Group High-Tech Co. Delivers First Batch of New Energy Product to  Customers for Testing

LIAONING PROVINCE, China, April 6, 2009: China Sun Group High-Tech Co. (OTCBB: CSGH, "China Sun Group"), which through its wholly-owned subsidiary Dalian Xinyang High-Tech Development Co. Ltd ("DLX") has the second largest cobalt series production capacity in the People's Republic of China ("PRC"), today announced that DLX has delivered the first batches of lithium iron phosphate to two customers for testing.

The first samplings of DLX's lithium iron phosphate product have been sent to Shenzhen Shanshu Power Battery Technology Co., Ltd., and Zhangzhou Youke Energy Co., Ltd., both based in Shenzhen, to conduct tests on the material's performance and battery life. Upon satisfactory testing, which is expected to be completed on or before May 10, 2009, DLX plans to begin filling new orders for lithium iron phosphate from these two companies.

China Sun Group CEO Bin Wang said, “We are pleased to report that production on our first full-scale batch of lithium iron phosphate was a success. Testing by our customers is the next step toward commercializing this product in China. As a new 'green' energy source material, lithium iron phosphate has the potential to expand DLX’s sales both domestically and abroad, where governments are mandating the use of environmentally-friendly parts, processes and supplies in manufacturing. Once these tests are complete, we look forward to fulfilling orders and establishing a new revenue base for lithium iron phosphate,” concluded Wang.

About China Sun Group
China Sun Group High-Tech Co., ("China Sun Group") produces anode materials used in lithium ion batteries. Through its wholly-owned operating subsidiary, Dalian Xinyang High-Tech Development Co. Ltd ("DLX"), the Company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest cobalt series production capacity in the People's Republic of China. Through its research and development division, DLX owns a proprietary series of nanometer technologies that supply state-of-the-art components for advanced lithium ion batteries. Leveraging its state-of-the-art technology, high-quality product line and scalable production capacity, the Company plans to create a fully integrated supply chain from the primary manufacturing of cobalt ore to finished products, including lithium ion batteries. For more information, visit http://www.china-sun.cn.

Safe Harbor Statement
The statements contained herein that are not historical facts are considered "forward-looking statements." Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in our filings with the Securities and Exchange Commission available at http://www.sec.gov.

 Contact: China Sun Group

Thomas Yang
Assistant to the President
Tel: 917-432-9350 (U.S.) or
86 411 8288 9800 (China)
Fax: 86 411 8289-2739
e-mail: yang_xianfu@yahoo.com.cn